Exhibit 107
Calculation of Filing Fee Tables
Form F-1
(Form Type)

vVARDIS Holding AG
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, CHF 0.006 par value per share	457(o)	―	―	―	$87.00 per $1,000,000	―
Fees Previously Paid	Equity	Class A ordinary shares, CHF 0.006 par value per share	457(o)	―	―	$262,857,144(3)	$87.00 per $1,000,000	$22,868.57(3)
	Total Offering Amounts					$262,857,144(3)		$22,868.57(3)
	Total Fees Previously Paid							$22,868.57(3)
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Includes offering price of additional shares that the underwriters have the option to purchase.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
The Registrant previously paid an aggregate of $22,868.57 of filing fees in connection with prior filings of this Registration Statement, in connection with the registration of Class A ordinary shares for a maximum aggregate offering price of $262,857,144 under Rule 457(o). This Amendment No. 2 to the registration statement provides for a maximum aggregate offering price of $230,000,016, which amount reflects a reduction from the maximum aggregate offering price of $262,857,144 registered in connection with prior filings of this Registration Statement. Pursuant to Rule 457(o), since the maximum aggregate offering price under the Registration Statement has not increased, no additional registration fees are required to be paid at the time of the filing of this Amendment No. 2.